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TABLE OF CONTENTS
TABLE OF CONTENTS

As filed Pursuant to Rule 424(b)(5)
Registration No. 333-109659

PROSPECTUS SUPPLEMENT

(To prospectus dated October 24, 2003)

7,710,738 Shares

Common Shares of Beneficial Interest

HRPT Properties Trust, or HRPT, the selling shareholder, is selling 7,710,738 of our common shares of beneficial interest. We will not receive any proceeds from the sale of our shares by the selling shareholder.

Our common shares are listed on the New York Stock Exchange under the symbol "SNH". The last reported sale price of our common shares on March 21, 2006, was $18.10 per share.

Investing in our common shares involves a high degree of risk as described in the "Risk Factors" sections of this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$17.60	$135,708,989

Underwriting discounts and commissions	$0.31	$2,390,329

Proceeds, before expenses, to the selling shareholder	$17.29	$133,318,660

The underwriters are offering our common shares as described in "Underwriting". The common shares will be ready for delivery on or about March 24, 2006.

Joint Book-Running Managers

UBS Investment Bank	Wachovia Securities

The date of this prospectus supplement is March 21, 2006.

In this prospectus supplement, the terms "SNH", "Senior Housing", "we", "us", and "our" include Senior Housing Properties Trust and its consolidated subsidiaries unless otherwise expressly stated or the context otherwise requires. References in this prospectus supplement to "shares" mean our common shares of beneficial interest.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We and the selling shareholder have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholder is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission, or SEC, and incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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Incorporation of certain information by reference

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act:

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Our Annual Report on Form 10-K for the year ended December 31, 2005;

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Our Current Reports on Form 8-K dated January 18, 2006 and March 21, 2006;

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The description of our junior participating preferred share rights contained in our registration statement on Form 8-A (File No. 001-15319), filed on March 18, 2004; and

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The description of our common shares contained in our registration statement on Form 8-A (File No. 001-15319), filed on September 22, 1999.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement but before the termination of the offering of the common shares:

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Reports filed under Sections 13(a) and (c) of the Exchange Act;

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Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

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Any reports filed under Section 15(d) of the Exchange Act.

You may request a copy of any of these filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus), at no cost, by writing, emailing or telephoning us at the following address:

Investor Relations
Senior Housing Properties Trust
400 Centre Street
Newton, Massachusetts 02458
(617) 796-8350
info@snhreit.com

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The company

We are a real estate investment trust, or REIT, which invests in senior living properties, including apartment buildings for aged residents, independent living properties, assisted living facilities and nursing homes. As of December 31, 2005, we owned 188 properties located in 32 states with a book value of $1.7 billion before depreciation.

We are organized as a Maryland real estate investment trust. Our principal place of business is 400 Centre Street, Newton, Massachusetts 02458 and our telephone number is (617) 796-8350.

The offering

Shares being offered by the selling shareholder	7,710,738 shares
Use of proceeds	We will not receive any proceeds from the sale of our shares by the selling shareholder.
New York Stock Exchange symbol	SNH

Risk factors

Investing in our common shares involves a high degree of risk. Investors should carefully read "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005, as well as the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference.

Use of proceeds

We will not receive any proceeds from the sale of our shares by the selling shareholder in this offering.

Selling shareholder

Until October 1999, we were a 100% owned subsidiary of HRPT. On October 12, 1999, a majority of our then outstanding shares were distributed to HRPT shareholders. At that time, HRPT retained 12,809,238 of our outstanding shares. Immediately prior to this offering HRPT owned 7,710,738 of our outstanding shares.

HRPT, the selling shareholder, is selling the 7,710,738 of our common shares which it owns. We will not receive any proceeds from the sale of our shares by HRPT. The selling shareholder will receive all proceeds from its offering of our shares and will pay all expenses incurred in this offering.

The following table sets forth information with respect to the selling shareholder's beneficial ownership of our common shares as of March 21, 2006, and after giving effect to this offering.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Beneficially Owned After the Offering(1)
	Number	Percentage	Number	Percentage
HRPT Properties Trust	7,710,738	10.7%	0	0%

(1)
The ownership percentages in this table are based upon 71,812,227 common shares outstanding on March 21, 2006.

In connection with the distribution of our shares by HRPT in 1999 and to govern relations afterwards, we entered into a transaction agreement with HRPT, pursuant to which we agreed to subject our ability to waive ownership restrictions contained in our charter to the consent of HRPT's trustees so long as HRPT owned more than 9.8% of our outstanding voting or equity interests. If this offering is completed as currently contemplated, any such waivers would no longer be subject to the consent of HRPT's trustees. Also as part of the transaction agreement, it was agreed that so long as (1) HRPT owns more than 10% of our shares, (2) we and HRPT engage the same manager, or (3) we and HRPT have one or more common managing trustees; then we will not invest in office buildings, including medical office buildings and clinical laboratory buildings, without the prior consent of HRPT's independent trustees, and HRPT will not invest in properties involving senior housing without the prior consent of our independent trustees. Although HRPT would own less than 10% of our shares after this offering is complete, we currently still engage the same manager and have common managing trustees.

Federal income tax and ERISA considerations

The following supplements and updates the summary of federal income tax considerations and Employee Retirement Income Security Act of 1974, as amended, or ERISA, considerations relating to the acquisition, ownership and disposition of our shares in our Annual Report on Form 10-K for the year ended December 31, 2005. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section and the sections of our Annual Report on Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" are accurate in all material respects and, taken together, fairly summarize the federal income tax and ERISA issues discussed in those sections, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP's opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our Annual Report on Form 10-K, Sullivan & Worcester LLP has given opinions to the effect (1) that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended, or the Tax Code, for our 1999 through 2005 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Tax Code, and (2) that under the "plan assets" regulations promulgated by the Department of Labor under ERISA, our shares are publicly offered securities and our assets will not be deemed to be "plan assets" under ERISA.

Subject to the detailed discussion contained in our Annual Report on Form 10-K, we believe that we have qualified, and we intend to remain qualified, as a REIT under the Tax Code. As a REIT, we generally will not be subject to federal income tax on our net income distributed as dividends to our shareholders. Distributions to you generally will be includable in your income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally will be treated for tax purposes as a return of capital to the extent of your basis in our shares, and will reduce your basis. Subject to the detailed discussion contained in our Annual Report on Form 10-K, we intend to conduct our affairs so that our assets will not be deemed to be "plan assets" of any individual retirement account, employee benefit plan subject to Title 1 of ERISA, or other qualified retirement plan subject to Section 4975 of the Tax Code which acquires our shares.

We advise you to consult a tax professional advisor regarding the specific federal, state, local, foreign and other tax and ERISA consequences to you of the acquisition, ownership and disposition of our shares.

Underwriting

The selling shareholder is offering the shares described in this prospectus supplement through the underwriters named below. UBS Securities LLC and Wachovia Capital Markets, LLC are the representatives of the underwriters, and are the joint book-running managers for this offering. The selling shareholder has entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of shares listed next to its name in the following table:

Underwriters	Number of shares

UBS Securities LLC	3,855,369
Wachovia Capital Markets, LLC	3,855,369

Total	7,710,738

The underwriting agreement provides that the underwriters must buy all of the shares listed above if they buy any of them.

The shares of are offered subject to a number of conditions, including:

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receipt and acceptance of the shares by the underwriters; and

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the underwriters' right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters and securities dealers may distribute prospectuses electronically.

We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

COMMISSIONS AND DISCOUNTS

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.20 per share from the initial public offering price. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers at a discount of up to $0.05 per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

Sales of shares made outside of the United States may be made by affiliates of the underwriters.

Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

The following table shows the per share and total underwriting discounts and commissions the selling shareholder will pay to the underwriters:

Underwriting Discounts

Per share	$0.31
Total	$2,390,329

The total expenses of the offering payable by the selling shareholder, not including underwriting discounts and commissions, will be approximately $200,000.

NO SALES OF SIMILAR SECURITIES

We have agreed with the underwriters that we will not, without the prior written approval of UBS Securities LLC, subject to certain permitted exceptions, offer, sell, contract to sell or otherwise dispose of or hedge our shares or securities convertible into or exercisable or exchangeable for our shares. These restrictions will be in effect for a period of 30 days after the date of this prospectus supplement. At any time and without public notice, UBS Securities LLC may release us from this lock-up agreement.

The 30-day lock-up period may be extended for up to 37 additional days under certain circumstances where we announce or pre-announce earnings or material news or a material event within approximately 18 days prior to, or approximately 16 days after, the termination of the 30-day period.

NEW YORK STOCK EXCHANGE LISTING

Our shares are listed on the New York Stock Exchange under the symbol "SNH".

PRICE STABILIZATION, SHORT POSITIONS

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our shares including:

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stabilizing transactions;

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short sales;

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purchases to cover positions created by short sales;

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imposition of penalty bids; and

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syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares while this offering is in progress. These transactions may also include making short sales of our shares, which involves the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and purchasing shares on the open market to cover positions created by short sales. Short sales may be "naked" shorts.

Naked short sales are sales in excess of total shares offered by the selling shareholder under this prospectus supplement. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

As a result of these activities, the price of our shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

AFFILIATIONS

From time to time, some of the underwriters and/or their affiliates have engaged in, and may in the future engage in, commercial and/or investment banking transactions with us and our affiliates.

Legal matters

Venable LLP, Baltimore, Maryland, our Maryland counsel, has issued an opinion about the legality of the common shares. Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, and Dewey Ballantine LLP, New York, New York, counsel to the underwriters in connection with this offering, will each also issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Dewey Ballantine LLP will rely, as to certain matters of Maryland law, upon an opinion of Venable LLP. Sullivan & Worcester LLP and Venable LLP represent HRPT, Five Star Quality Care, Inc., or Five Star, and certain of their affiliates on various matters. Sullivan & Worcester LLP also represents Reit Management & Research LLC, our manager, and certain of its affiliates on various matters.

Experts

The consolidated financial statements of Senior Housing Properties Trust appearing in Senior Housing Properties Trust's Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein), and Senior Housing Properties Trust management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the internet at the SEC's site at http://www.sec.gov.

Warning regarding forward-looking statements

STATEMENTS CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE:

–>
WE BELIEVE THAT FIVE STAR, OUR FORMER SUBSIDIARY, WHICH IS RESPONSIBLE FOR 62% OF OUR RENTS, HAS ADEQUATE FINANCIAL RESOURCES AND LIQUIDITY TO MEET ITS OBLIGATIONS TO US. HOWEVER, FIVE STAR MAY EXPERIENCE FINANCIAL DIFFICULTIES AS A RESULT OF A NUMBER OF THINGS, INCLUDING, BUT NOT LIMITED TO:

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INCREASES IN INSURANCE AND TORT LIABILITY COSTS;

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INEFFECTIVE INTEGRATION OF NEW ACQUISITIONS;

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EXTENSIVE REGULATION OF THE HEALTH CARE INDUSTRY;

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SUNRISE SENIOR LIVING, INC.'S INABILITY TO PROFITABLY OPERATE THE COMMUNITIES IT MANAGES FOR FIVE STAR'S ACCOUNT; AND

–>
CHANGES IN MEDICARE AND MEDICAID PAYMENTS WHICH COULD RESULT IN A REDUCTION OF RATES OR A FAILURE OF THESE RATES TO MATCH FIVE STAR'S COST INCREASES.

  IF FIVE STAR'S OPERATIONS BECOME UNPROFITABLE, FIVE STAR MAY BECOME UNABLE TO PAY OUR RENTS.

–>
A MASSACHUSETTS TRIAL COURT HAS RULED THAT OUR TERMINATION OF HEALTHSOUTH CORPORATION'S LEASE OF TWO HOSPITALS WAS PROPER, HEALTHSOUTH IS TO COOPERATE WITH US IN LICENSING A NEW TENANT AND HEALTHSOUTH IS TO PAY US THE NET PATIENT REVENUES, LESS A MANAGEMENT FEE AND OPERATING COSTS, SINCE OCTOBER 26, 2004. HOWEVER, HEALTHSOUTH HAS FILED A NOTICE OF APPEAL OF THESE DECISIONS AND HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL.

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THE COURT HAS ORDERED HEALTHSOUTH TO CONTINUE OPERATIONS OF OUR HOSPITALS DURING THE PERIOD OF TRANSITION TO A NEW TENANT. HEALTHSOUTH MAY BE UNWILLING OR UNABLE TO CONTINUE ITS OPERATIONS. IN SUCH CIRCUMSTANCES, WE MAY SEEK DAMAGES FROM HEALTHSOUTH AND TO CONTINUE THE HOSPITALS' OPERATIONS WITH APPROPRIATE REGULATORY APPROVALS, BUT WE MAY BE UNABLE TO COLLECT SUCH DAMAGES FROM HEALTHSOUTH OR TO CONTINUE THE HOSPITALS' OPERATIONS.

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IN A SECOND LITIGATION, WE ARE SEEKING TO COLLECT INCREASED RENT FROM HEALTHSOUTH SINCE JANUARY 2002. THE FACT THAT WE HAVE RECEIVED A FAVORABLE RULING IN A SEPARATE LITIGATION MAY IMPLY THAT WE WILL ALSO SUCCEED IN THIS SECOND LITIGATION. HOWEVER, THE ISSUES IN THESE TWO LITIGATIONS ARE SOMEWHAT DIFFERENT AND ARE PENDING IN DIFFERENT COURTS. WE BELIEVE ALL OF OUR CLAIMS ARE VALID. HOWEVER, NOT ALL OF OUR CLAIMS HAVE BEEN FINALLY DETERMINED AND THE FACT THAT WE HAVE RECEIVED

  FAVORABLE RULINGS IN ONE CASE DOES NOT MEAN WE WILL SUCCEED IN THE OTHER CASE.

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WE HAVE ENTERED AN AGREEMENT TO LEASE TO FIVE STAR THE TWO HOSPITALS INVOLVED IN THE HEALTHSOUTH LITIGATION, CONDITIONED UPON REGULATORY APPROVALS. THE IMPLICATION OF THIS STATEMENT IS THAT THE REGULATORY APPROVALS WILL BE FORTHCOMING AND THE LEASE WILL BECOME EFFECTIVE. HOWEVER, WE HAVE NO ABILITY TO ENSURE THAT REGULATORY APPROVALS WILL BE OBTAINED, AND THEY MAY NOT BE OBTAINED. IF SUCH APPROVALS ARE NOT OBTAINED, THE LEASE MAY NEVER BECOME EFFECTIVE.

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IF THE HOSPITALS' LEASE BECOMES EFFECTIVE, EITHER WE OR FIVE STAR MAY REQUEST THAT THE RENT BE RESET EFFECTIVE JULY 1, 2008, AFTER THE FINANCIAL OPERATIONS OF THESE HOSPITALS BECOME STABILIZED, ACCURATE FINANCIAL INFORMATION BECOMES KNOWN AND THE LITIGATION WITH HEALTHSOUTH IS CONCLUDED. THE IMPLICATION OF THIS STATEMENT IS THAT WE MAY BE ABLE TO RAISE THE RENT EFFECTIVE JULY 1, 2008. IN FACT, IT MAY TAKE LONGER TO STABILIZE THE FINANCIAL AFFAIRS AND ACCOUNTS OF THE HOSPITALS AND THE LITIGATION WITH HEALTHSOUTH MAY CONTINUE BEYOND JULY 1, 2008. MOREOVER, A RENT RESET MAY RESULT IN A RENT DECLINE. ALSO, IF WE AND FIVE STAR ARE UNABLE TO AGREE UPON A RESET RENT EFFECTIVE JULY 1, 2008, WE MAY DECIDE TO IDENTIFY A NEW TENANT FOR THESE HOSPITALS.

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THE FORWARD-LOOKING STATEMENTS REGARDING OUR LITIGATIONS WITH HEALTHSOUTH MAY IMPLY THAT WE WILL EVENTUALLY RECEIVE MORE INCOME FROM OUR OWNERSHIP OF THE TWO HOSPITALS THAN THE $8.7 MILLION PER YEAR PAID BY HEALTHSOUTH SINCE JANUARY 2002 AND THE $5.3 MILLION WHICH HEALTHSOUTH PAID TO US IN FEBRUARY 2006. HOWEVER, THIS IMPLICATION MAY NOT BE REALIZED FOR MANY DIFFERENT REASONS: HEALTHSOUTH MAY BECOME UNABLE TO PAY THE INCREASED AMOUNTS, IF ANY, DUE TO US. FIVE STAR MAY NOT RECEIVE ITS NECESSARY APPROVALS AND MAY NOT LEASE THESE HOSPITALS. WE MAY BE UNABLE TO IDENTIFY A SUBSTITUTE TENANT FOR FIVE STAR WHO OBTAINS APPROPRIATE LICENSES AND WHO IS WILLING OR ABLE TO PAY INCREASED RENTS. HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL AND ITS LEASE MAY BE REINSTATED. THE FINANCIAL RESULTS OF THE HOSPITALS' OPERATIONS MAY DECLINE AND THIS DECLINE MAY BE MATERIAL. HEALTHSOUTH MAY CEASE PAYING THE $8.7 MILLION PER YEAR WHICH IT HAS HISTORICALLY PAID TO US, OR OTHER AMOUNTS DUE TO US, UNTIL FIVE STAR OR ANOTHER NEW TENANT IS INSTALLED AT THE HOSPITALS.

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LITIGATION IS EXPENSIVE. SINCE THE CURRENT LITIGATIONS BETWEEN US AND HEALTHSOUTH BEGAN IN APRIL 2003, WE HAVE SPENT OVER $2.3 MILLION IN LITIGATION COSTS. THE EXPENSE OF THESE LITIGATIONS HAS BEEN SOMEWHAT CONCENTRATED DURING THE PAST 12 MONTHS. WE EXPECT THAT THESE EXPENSES WILL CONTINUE AND MAY INCREASE SO LONG AS THE LITIGATIONS CONTINUE. MOREOVER, WE ARE UNABLE TO PROVIDE ANY PROJECTIONS AS TO WHEN THESE LITIGATIONS MAY END OR THE AMOUNTS OF FUTURE LITIGATION COSTS. WE HAVE RECENTLY REQUESTED THAT THE COURT ORDER HEALTHSOUTH TO PAY SOME OF OUR LITIGATION COSTS. HEALTHSOUTH HAS OPPOSED THIS REQUEST AND WE DO NOT KNOW HOW THE COURTS WILL RULE OR WHETHER HEALTHSOUTH WILL BE WILLING OR ABLE TO HONOR ANY AWARD WHICH MAY BE MADE.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

The Articles of Amendment and Restatement establishing Senior Housing Properties Trust, dated September 20, 1999, a copy of which, together with all amendments and supplements thereto, is duly filed in the office of the State Department of Assessments and Taxation of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under the Declaration of Trust as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of Senior Housing shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Senior Housing. All persons dealing with Senior Housing, in any way, shall look only to the assets of Senior Housing for the payment of any sum or the performance of any obligation.

The Amended and Restated Declaration of Trust establishing HRPT Properties Trust, dated July 1, 1994, a copy of which, together with all amendments and supplements thereto, is duly filed in the office of the State Department of Assessments and Taxation of Maryland, provides that the name "HRPT Properties Trust" refers to the trustees under the Declaration of Trust as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HRPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HRPT. All persons dealing with HRPT, in any way, shall look only to the assets of HRPT for the payment of any sum or the performance of any obligation.

PROSPECTUS

12,809,238 Shares

Senior Housing Properties Trust

Common Shares of Beneficial Interest

This prospectus relates to 12,809,238 of our common shares of beneficial interest, par value $.01 per share, owned by HRPT Properties Trust, or HRPT. These shares were retained by HRPT at the time HRPT distributed its ownership in us to HRPT shareholders in a spin-off transaction on October 12, 1999.

Although HRPT has informed us that it has formed no definitive intent to sell our shares that it owns, depending upon HRPT's continuing review of its investments and various other facts, HRPT may, subject to any applicable securities laws, sell all or any part of the offered shares. See "Selling Shareholder." We will not receive any proceeds from the sale of the shares by HRPT. HRPT expects that it may dispose of the shares offered hereby from time to time in one or more of the following transactions:

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to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

–>
through brokers or dealers, acting as principal or agent, in transactions (which may involve crosses and block transactions) in the over-the-counter market, in special offerings, in transactions in which brokers or dealers solicit purchasers, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

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through banks, brokers or dealers as collateral for obligations of the selling shareholder;

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through banks, brokers or others, or directly as the securities used to settle rights of conversion, exchange or similar rights conveyed by HRPT to its security holders or other contract counterparties;

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directly or through brokers, dealers or agents in private sales at negotiated prices;

–>
through a combination of any such methods of sale; or

–>
by any other legally available means. See "Plan of Distribution."

The selling shareholder and any broker-dealers, agents or underwriters which participate in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or purchase discounts received by them may be deemed to be commissions or discounts under the Securities Act. If required, the names of any underwriters, brokers, dealers or agents involved in the sale of the shares and the applicable commission or discount, if any, will be set forth in an accompanying supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

Our common shares are listed on the New York Stock Exchange under the symbol "SNH." On October 8, 2003, the last sale price for our common shares on the NYSE was $15.29.

Our principal executive offices are located at 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 796-8350.

Risks associated with an investment in our shares will be decribed in the applicable prospectus supplement, as described in "Risk factors" on page 3.

The date of this prospectus is October 24, 2003.

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission. This prospectus does not contain all of the information that you will find in the registration statement. Statements in this prospectus about the contents of any contract or other document are not necessarily complete. In addition to reading this prospectus, you should read the copies of the contracts and other documents that we have filed as exhibits to the registration statement. The statements we make in this prospectus are qualified in all respects by the information contained in the exhibits to the registration statement. The section called "Where You Can Find More Information" below contains information about how you can obtain copies of the registration statement and additional information about us.

You should rely only on the information incorporated by reference or provided in this document. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. HRPT Properties Trust will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

References in this prospectus to "we," "us," "our" or "SNH" include Senior Housing Properties Trust and its consolidated subsidiaries.

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Cautionary note concerning forward looking statements

WE HAVE MADE STATEMENTS IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS REGARD OUR INTENT, BELIEF OR EXPECTATIONS, OR THE INTENT, BELIEF OR EXPECTATIONS OF OUR TRUSTEES OR OUR OFFICERS, WITH RESPECT TO VARIOUS MATTERS MORE COMPLETELY DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE AND TO BE MORE COMPLETELY DESCRIBED IN A SUPPLEMENT TO THIS PROSPECTUS.

WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS MATTERS MORE COMPLETELY DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE AND TO BE MORE COMPLETELY DESCRIBED IN A SUPPLEMENT TO THIS PROSPECTUS. FORWARD LOOKING STATEMENTS ARE ONLY EXPRESSIONS OF OUR PRESENT EXPECTATIONS AND INTENTIONS. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR, AND THEY MAY NOT OCCUR. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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Senior Housing Properties Trust

We are a real estate investment trust, or REIT, which was organized under the laws of the state of Maryland in 1998 to continue the senior housing real estate investment business of HRPT Properties Trust, or HRPT, our former parent. We invest in senior housing real estate, including apartment buildings for aged residents, independent living properties, assisted living facilities and nursing homes. As of June 30, 2003, we had investments in 144 properties located in 31 states.

Selling Shareholder

We were organized in 1998 as a 100% owned subsidiary of HRPT. In October 1999, HRPT transferred substantially all of its senior housing related investments to us, distributed 50.7% of our common shares to its shareholders and retained 12,809,238 of our common shares for its own account.

Although HRPT has informed us that it has formed no definitive intent to sell any portion of our shares that it owns, from time to time, depending upon HRPT's continuing review of its investments and various other facts, HRPT may, subject to any applicable securities laws, sell all or any part of the common shares offered by this prospectus. We cannot give an estimate as to the number or percentage of our common shares HRPT will own upon termination of this offering. More information about the possible distribution of the offered shares is given in "Plan of Distribution" below.

The common shares offered by this prospectus will be sold, if at all, by HRPT, the selling shareholder. We believe HRPT has sole voting and investment power with respect to all common shares beneficially owned by it. These shares are being registered pursuant to the terms of a registration agreement between us and HRPT. Under the registration agreement, we have agreed to, among other things, file a registration statement with respect to the offered shares and use reasonable efforts to effect the registration of the offered shares. HRPT has agreed to pay all expenses incurred relating to the registration and sale of the offered shares. We have agreed to indemnify HRPT against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Alternatively, we may contribute to payments that HRPT may be required to make as a result of these liabilities.

The following table sets forth information known with respect to HRPT for whom we are registering the shares. Prior to the offering of the common shares described in this prospectus, HRPT owned the following common shares:

Common Shares Owned Prior to Offering	Maximum Number of Common Shares Being Offered	Percentage of Outstanding Common Shares Prior to Offering
12,809,238	12,809,238	21.9%(1)

(1)
Applicable percentage ownership in the table is based upon 58,452,838 common shares outstanding on October 8, 2003.

Relationship Between us, our Affiliates and the Selling Shareholder

We were formerly a wholly owned subsidiary of HRPT. In October 1999, HRPT distributed a majority of its ownership in us to its then existing shareholders in a spin off transaction. Immediately after the spin off, HRPT owned 12,809,238 of our common shares, which represents 21.9% of our total issued and outstanding shares as of October 8, 2003.

The transaction agreement that governed the spin off provides that as long as:

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HRPT owns more than 10% of us; or

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we and HRPT have one or more common managing trustees or engage the same investment advisor;

then, generally, HRPT will not invest in senior housing properties and we will not invest in office, including medical office, laboratory or clinical buildings.

Reit Management & Research LLC, or RMR, provides investment, management and administrative services to us and HRPT. RMR is owned by Gerard M. Martin and Barry M. Portnoy, who are each managing trustees of ours, HRPT and Hospitality Properties Trust, or HPT. HRPT owns 4,000,000 common shares of HPT. RMR and HPT may be deemed to be affiliates of ours.

Risk factors

An investment in our common shares involves risks. The material risks will be set forth in the prospectus supplement relating to the offered securities. Investors should carefully consider those risks, the information contained in "Cautionary Note Concerning Forward Looking Statements", as well as the other information contained in this prospectus, the related prospectus supplement and all of the documents incorporated by reference.

Use of proceeds

We will receive no proceeds from the sale of the common shares offered by HRPT. HRPT will receive all proceeds from any such sale.

Description of common shares

Our declaration of trust authorizes us to issue up to an aggregate of 62,000,000 shares of beneficial interest, all of which we have initially designated as common shares of beneficial interest. As of October 8, 2003, we had 58,452,838 common shares issued and outstanding. As permitted by the Maryland REIT Law, our declaration of trust contains a provision permitting our board of trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the total number of shares of beneficial interest, to issue new and different classes of shares in any amount or to reclassify any unissued shares into other classes or series of classes that we choose. We believe that giving these powers to our board of trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board of trustees has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

The following is a summary description of the material terms of our common shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

Except as otherwise described in any applicable prospectus supplement, all of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our declaration of trust regarding the restriction of the ownership of shares of beneficial interest:

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to receive distributions on their shares if, as and when authorized and declared by our board of trustees out of assets legally available for distribution; and

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to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights.

Shareholders will have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our declaration of trust regarding the restriction on ownership of shares of beneficial interest, common shares will have equal distribution, liquidation and other rights.

The common shares offered by this prospectus will be fully paid and nonassessable.

For other information with respect to our shares, including effects that provisions in our declaration of trust and bylaws may have in delaying or deterring a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

The transfer agent and registrar for our shares is Equiserve Trust Company, N.A., P.O. Box 43010, Providence RI 02940-3010, telephone 800-426-5523.

Description of certain provisions of Maryland law and of our declaration of trust and bylaws

We are organized as a Maryland real estate investment trust. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law.

Trustees

Our declaration of trust and bylaws provide that our board of trustees will establish the number of trustees. The number of trustees constituting our entire board of trustees may be increased or decreased from time to time only by a vote of the trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board of trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is elected and qualifies. Our bylaws require that a majority of our trustees be independent trustees except for temporary periods due to vacancies.

Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board of trustees.

Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of at least two-thirds of our shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that nominations of persons for election to our board of trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our board of trustees, or by a shareholder who is

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a shareholder of record at the time of giving the advance notice and at the time of the meeting,

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entitled to vote at the meeting, and

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has complied with the advance notice and other applicable terms and provisions set forth in our bylaws.

Under our bylaws, a shareholder's notice of nominations for trustee or proposals not intended to be included in our proxy statement for an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the date of mailing of our notice for the preceding year's annual meeting. In the event that the date of mailing of our notice of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of our notice for the preceding year's annual meeting, a shareholder's notice must be delivered to us not earlier than the 120th day prior to the mailing of notice of such annual meeting and not later than the close of business on the later of:

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the 90th day prior to the date of mailing of the notice for such annual meeting, or

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the 10th day following the day on which we first make a public announcement of the date of mailing of our notice for such meeting.

The public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice. If the number of trustees to be elected to our board of trustees is increased and no public announcement of such action is made at least one hundred thirty (130) days prior to the first anniversary of the date of mailing of notice for our preceding year's annual meeting, a shareholder's notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our annual meeting, proposals of shareholders other than nominations must be received at our principal executive office no later than the 120th day prior to the first anniversary of the date of mailing of our notice for the preceeding year's annual meeting, and must otherwise satisfy the conditions established by the Securities and Exchange Commission for inclusion.

For special meetings of shareholders, our bylaws require a shareholder who is nominating a person for election to our board of trustees at a special meeting at which trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of:

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the 90th day prior to such special meeting or

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the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting.

The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above.

Any notice from a shareholder of nominations for trustee or business to be transacted at a shareholder meeting must be in writing and include the following:

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as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, (1) such person's name, age, business address and residence address, (2) the class, series and number of shares of beneficial interest of the Trust that are beneficially owned or owned of record by such person, (3) the date such shares were acquired and the investment intent of such acquisition, (4) the record of all purchases and sales of our securities by such person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved and (5) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

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as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined in the bylaws), including any anticipated benefit therefrom;

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as to the shareholder giving the notice and any Shareholder Associated Person, the class, series and number of shares of the Trust which are owned of record by such shareholder and by such Shareholder Associated Person, if any, and the class, series and number of, and the nominee holder for, shares owned beneficially but not of record by such shareholder and by any such Shareholder Associated Person;

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as to the shareholder giving the notice and any Shareholder Associated Person, the name and address of such shareholder, as they appear on our share ledger and current name and address, if different of such Shareholders Associated Person;

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as to the shareholder giving the notice and any Shareholder Associated Person, the record of all purchases and sales of our securities by such shareholder or Shareholder Associated Person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

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to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder's notice.

Upon written request by the trustees, any shareholder proposing a nominee for election as a trustee must provide written verification of the accuracy of the information contained in the shareholder's notice submitted in accordance with the bylaws. If such written verification is not received within three days of the request, the shareholders proposal will be treated as not having been received in accordance with the procedures outlined in the bylaws.

Shareholder nominations which meet the requirements of our bylaws will not be included in our proxy for our annual meeting unless those nominations are also supported by our board of trustees, but they may be considered at the annual meeting whether or not they are supported by our board of trustees.

Meetings of Shareholders

Under our bylaws, our annual meeting of shareholders will take place within six months after the end of each fiscal year, unless a different date is set by the board of trustees. Meetings of shareholders may be called only by our board of trustees.

Liability and Indemnification of Trustees and Officers

To the maximum extent permitted by Maryland Law, our declaration of trust and bylaws include provisions limiting the liability of our present and former trustees, officers and shareholders for damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees, officers or shareholders. Our bylaws also obligate us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

The Maryland REIT Law permits a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland corporation statute permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

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the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The Maryland corporation statute permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

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a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

Under the Maryland REIT Law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Transactions with Affiliates

Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self-dealing by fiduciaries, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Voting by Shareholders

Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws shareholders do not have the right to take any action by written consents instead of a vote at a shareholders meeting.

Restrictions on Transfer of Shares

Our declaration of trust restricts the amount of shares that individual shareholders may own. These restrictions are intended to assist with REIT compliance under the Internal Revenue Code of 1986, as amended, and otherwise to promote our orderly governance. These restrictions do not apply to HRPT Properties Trust, RMR or their affiliates. All certificates evidencing our shares will bear a legend referring to these restrictions.

Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% of the number or value of our outstanding shares. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Internal Revenue Code of 1986, as amended, or would otherwise cause us to fail to qualify as a REIT.

Our board of trustees, in its discretion, may exempt a proposed transferee from the share ownership limitation. So long as our board of trustees determines that it is in our best interest to qualify as a REIT, the board may not grant an exemption if the exemption would result in us failing to qualify as a REIT. In determining whether to grant an exemption, our board of trustees may consider, among other factors, the following:

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the general reputation and moral character of the person requesting an exemption;

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whether the person's ownership of shares would be direct or through ownership attribution;

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whether the person's ownership of shares would adversely affect our ability to acquire additional properties; and

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whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies.

In addition, our board of trustees may require rulings from the Internal Revenue Service, opinions of counsel, affidavits, undertakings or agreements it deems advisable in order to make the foregoing decisions.

If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us, or if the charitable trust would not be effective for any reason to prevent violation, then the transfer of these excess shares will be void ab initio. The prohibited owner will not acquire any rights in these excess shares, will not benefit economically from ownership of any excess shares, will have no rights to distributions and will not possess any rights to vote. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

Within 20 days after receiving notice from us that its shares have been transferred to an excess share trust, the excess share trustee will sell the shares held in the excess share trust to a person designated by the excess share trustee whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the excess share trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

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The prohibited owner will receive the lesser of:

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the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the excess share trust, e.g., a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the excess share trust; and

(2)
the net price received by the excess share trustee from the sale of the shares held in the excess share trust.

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Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary.

If, prior to our discovery that shares of beneficial interest have been transferred to the excess share trust, a prohibited owner sells those shares, then:

  (1)
  those shares will be deemed to have been sold on behalf of the excess share trust; and

  (2)
  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by an excess share trustee, the prohibited owner must pay the excess to the excess share trustee upon demand.

Also, shares of beneficial interest held in the excess share trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

  (1)
  the price per share in the transaction that resulted in the transfer to the excess share trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

  (2)
  the market price on the date we or our designee accept the offer.

We will have the right to accept the offer until the excess share trustee has sold the shares held in the excess share trust. The net proceeds of the sale to us will be distributed similar to any other sale by an excess share trustee.

Every owner of 5% or more of all classes or series of our shares is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. If the Internal Revenue Code of 1986, as amended, or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our status as a REIT, to determine our compliance with the requirements of any taxing authority or government and to determine and ensure compliance with the foregoing share ownership limitations.

The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

Business Combinations

The Maryland corporation statute contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the Maryland corporation statute, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the statute the following persons are deemed to be interested shareholders:

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any person who beneficially owns 10% or more of the voting power of the trust's shares; or

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an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

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the affirmative vote of at least 80% of the votes entitled to be cast; and

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the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the Maryland corporation statute for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the Maryland corporation statute do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board. Our board of trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland corporation statute described in the preceding paragraphs, provided that the business combination is first approved by the board of trustees, including the approval of a majority of the members of the board of trustees who are not affiliates or associates of the acquiring person. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

The Maryland corporation statute contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The Maryland corporation statute provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares of beneficial interest which, if aggregated with all other shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time he acquires control shares in an amount sufficient to cross one of the thresholds noted above.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The Maryland corporation statute provides a list of exceptions from the definition of control share acquisition.

A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days after demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem any or all of the control shares for fair value determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. The right of the trust to redeem any or all of the control shares is subject to conditions and limitations listed in the statute. The trust may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to the following:

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shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

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acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of beneficial interest from the control share acquisition statute.

Amendment to our Declaration of Trust, Dissolution and Mergers

Under the Maryland REIT Law, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The statute allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority. Our declaration of trust provides for approval of any of the foregoing actions by a majority of shares entitled to vote on these actions provided the action in question has been approved by our board of trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions will be the majority of shares voted. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our board of trustees. Our declaration of trust also permits our board of trustees to effect changes in our unissued shares, as described more fully above, and to change our name without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our board of trustees may amend any other provision of our declaration of trust without shareholder approval. The Maryland REIT Law provides that a majority of our entire board of trustees, without action by the shareholders, may amend our declaration of trust to change our name or to change the name or other designation or the par value of any class or series of our shares and the aggregate par value of our shares.

Anti-Takeover Effect of Maryland Law and of our Declaration of Trust and Bylaws

The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

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the limitation on ownership and acquisition of more than 9.8% of our shares;

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the classification of our board of trustees into classes and the election of each class for three-year staggered terms;

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the requirement of a two-thirds majority vote of shareholders for removal of our trustees;

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the facts that the number of our trustees may be fixed only by vote of our board of trustees, that a vacancy on our board of trustees may be filled only by the affirmative vote of a majority of our remaining trustees and that our shareholders are not entitled to act without a meeting;

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the provision that only our board of trustees may call meetings of shareholders;

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the advance notice requirements for shareholder nominations for trustees and other proposals;

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the control share acquisitions provisions of Maryland law, if the applicable provisions in our bylaws are rescinded;

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the business combination provisions of Maryland law, if the applicable resolution of our board of trustees is rescinded or if our board of trustees' approval of a combination is not obtained; and

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the ability of our board of trustees to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

Plan of distribution

We will not receive any proceeds from the sale of the offered shares. Depending upon HRPT's continuing review of its investments and various other facts, HRPT may, subject to any applicable securities laws, sell all or any part of the shares. Although HRPT has informed us that it has formed no definitive intent to sell our shares that it owns, we have filed the registration statement of which this prospectus forms a part because HRPT expects that it may dispose of the shares offered hereby from time to time by any one or more of the following methods:

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to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

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through brokers or dealers, acting as principal or agent, in transactions (which may involve crosses and block transactions) in the over-the-counter market, in special offerings, in transactions in which brokers or dealers solicit purchasers, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

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through banks, brokers or dealers as collateral for obligations of the selling shareholder;

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through banks, brokers or others, or directly as the securities used to settle rights of conversion, exchange or similar rights conveyed by HRPT to its security holders or other contract counterparties;

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directly or through brokers, dealers or agents in private sales at negotiated prices;

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through a combination of any such methods of sale; or

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by any other legally available means.

HRPT, at the direction of a pledgee of the offered shares or otherwise, or any such pledgee, may sell the shares from time to time to purchasers directly in private sales. Alternatively, HRPT, at the direction of a pledgee of the offered shares or otherwise, or any such pledgee, may from time to time offer the shares through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholder and/or the purchasers of offered shares for whom they may act as agent. Instead of selling the shares offered by this prospectus, HRPT may pledge, give or distribute the offered shares by other means not described in this prospectus.

If indicated in an applicable prospectus supplement, HRPT may authorize dealers acting as agents to solicit offers by certain institutions to purchase securities from HRPT at the public offering price or prices identified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates specified in the prospectus supplement.

HRPT and any underwriters, dealers or agents who participate in the distribution of the offered shares may be deemed to be underwriters, and any profits on the sale of the offered shares by them and any discounts, commissions or concessions received by any underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent HRPT may be deemed to be an underwriter, HRPT may be subject to certain statutory liabilities of the Securities Act, including but not limited to, Sections 11, 12 and 17 of that Act and Rule 10b-5 under the Securities Exchange Act. At any time HRPT or an underwriter makes a particular offer of the shares under this prospectus, if required, HRPT or underwriter will distribute a prospectus supplement that will identify the aggregate amount of the shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from HRPT and any discounts, commissions or concessions allowed or reallowed or paid to dealers. We will file the prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part with the SEC to reflect the disclosure of additional information with respect to the distribution of the offered shares.

The shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The shares may be sold in transactions in which this prospectus is delivered or, if HRPT is not an underwriter and is an affiliate of us, in which this prospectus is not delivered. HRPT will determine those prices, or those prices will be determined by agreement between HRPT and underwriters or dealers.

HRPT and any other person participating in a distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-3, 10b-6 or 10b-7, which provisions may limit the timing of purchases and sales of any of the shares by HRPT and any other such person. Furthermore, under Rule 10b-6 under the Exchange Act to the extent applicable, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with respect to the particular shares being distributed for a period of nine business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the offered shares and the ability of any person or entity to engage in market making activities with respect to the offered shares.

HRPT will pay all fees and expenses incident to the registration of the shares offered hereby.

Validity of the offered shares

Venable LLP, Baltimore, Maryland, will pass upon the validity of the offered shares for us. Venable LLP also serves as special Maryland counsel to HRPT and HPT.

Experts

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov.

Our common shares are traded on the New York Stock Exchange, or NYSE, under the symbol "SNH," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

Documents incorporated by reference

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any filings made after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering of the securities made by this prospectus is completed or terminated:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

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our Current Report on Form 8-K dated April 11, 2003; and

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the description of our common shares contained in our registration statement on Form 8-A (File No. 001-15319), filed on September 22, 1999.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts, 02458, (617) 796-8350, Attention: Investor Relations or by visiting our website at www.snhreit.com.

Statement concerning limited liability

THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO, AS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST. ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.